UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Zomedica Pharmaceuticals Corp.

(Exact Name of Registrant as Specified in its Charter)

Alberta, Canada	N-A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3928 Varsity Drive, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on
To be so registered	which each class is to be registered

Common Shares, without par value	NYSE AMERICAN LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-217409

Securities to be registered pursuant to Section 12(g) of the Act: N/A

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the common stock, without nominal or par value, to be registered hereunder is set forth under the caption “Description of Share Capital” in the in the Registrant’s Registration Statement on Form S-1, File No. 333-217409 (the “Registration Statement”), initially filed with the U.S. Securities and Exchange Commission on April 21, 2017, as subsequently amended by any amendments to such Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement. Such Registration Statement, as amended, and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that includes such description, are hereby incorporated by reference herein.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed herewith because no other securities of the Company are registered on the NYSE American LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Zomedica Pharmaceuticals Corp.

Date: November 15, 2017	By:	/s/ Gerald A. Solensky Jr.
	Name:	Gerald A. Solensky Jr.
	Title:	Chairman of the Board, President, Chief Executive Officer